UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2008

Airbee Wireless, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-142719	460500345
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9400 Key West Avenue, Rockville, Maryland		20850
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-517-1860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2008, the Company entered into Amendment No. 3 to the Debenture and Warrant Purchase Agreement dated January 31, 2008 (the "Agreement") which added Bartman Bros., a California General Partnership, to the investor list for traunch number three of the Agreement. The Company also executed Amendment Number One to the Security Agreement which added Bartman Bros. to the list of secured parties under this Security Agreement. Pursuant to Amendment No. 3 which is attached as an exhibit, Bartman Bros. assumed the previously funded third traunch ($401,157) from the other listed investors and the third traunch was increased by $500,000 which can be funded through October 31, 2008. At the amendment date, $170,000 was funded.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2008, Mr. G. R. Mohan Rao submitted his resignation from the Board of Directors. Although only recently appointed to the Board, the Company has worked with Mr. Rao over the past year and values his technical assessments of the Company's products and technical strategy highly. It expects to continue its association with Mr. Rao in the future.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1 - Amendment Number 3 to the Debenture and Warrant Purchase Agreement
Exhibit 2 - Amendment Number 1 to the Security Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airbee Wireless, Inc.

August 7, 2008	By:	E. Eugene Sharer

Name: E. Eugene Sharer
Title: President & Secretary

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Exhibit Index

Exhibit No.	Description

1	Amendment No 3 Bartman Debenture and Warrant Purchase Agreement
2	Amendment No. 1 to Bartman Security Agreement